UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Suite 175 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 20, 2020, VMS Software, Inc. (“VMS”) filed the litigation captioned, VMS Software, Inc. v. Sysorex, Inc., U.S. District Court for the District of Massachusetts Eastern Division, Case No. 1:20-cv-11895-WGY (the “Litigation”). In its complaint, VMS alleges that Sysorex, Inc. (the “Company”) failed to make agreed to payments to VMS in a previously agreed to settlement agreement in the amount of $652,255 (plus interest of 8% per year from June 28, 2019). Sysorex filed an Answer to the Complaint and VMS filed a motion for judgment on the pleadings based on the admission that no payments have been made under the settlement agreement.  The motion was originally scheduled to be heard on March 23, 2021, but deferred to March 30, 2021, at which time the court indicated that it would be entering judgment against the Company in the amount of $735,273.97, plus post-judgment interest as provided by law. To avoid a judgment in the amount of $735,273.97, Sysorex, Inc. (“SYSX”) entered into settlement negotiations with VMS, which ultimately resulted in the execution of a definitive Settlement Agreement (the “Settlement”) by and between the parties as of April 6, 2021 (the “Effective Date”). The material terms of the Settlement are as follows:

●	SYSX was required to pay, and did pay to VMS, seventy-five thousand dollars ($75,000.00) within twenty-four (24) hours of the Effective Date of the Settlement. Such payment was made by wire transfer and was received by VMS’s bank by 6:00 PM on the first business day following the Effective Date.

●	SYSX shall make four (4) additional periodic payments to VMS, commencing thirty (30) days from the Effective Date, each in the amount of one hundred sixty-five thousand sixty-eight dollars and fifty cents ($165,068.50). The payments shall be made by wire transfer and must be received by VMS’s bank by 6:00PM EDT on the date that each such payment is due.

●	There is no penalty for prepayment.

●	If VMS receives from SYSX payments totaling six hundred twenty-five thousand dollars ($625,000.00) within forty-five (45) days from the Effective Date, VMS will accept such six hundred twenty-five thousand dollars ($625,000.00) as full satisfaction of SYSX’s payment obligations under the Settlement.

●	If VMS receives from SYSX payments totaling six hundred fifty thousand dollars ($650,000.00) within sixty (60) days from the Effective Date, VMS will accept such six hundred fifty thousand dollars ($650,000.00) as full satisfaction of SYSX’s payment obligations under the Settlement.

●	If, within ninety-one (91) days of VMS’s receipt of any of SYSX’s payments pursuant to its obligations in Paragraph 1 of the Settlement, SYSX commences, or a third party commences against SYSX, any case, proceeding, or other action under the United States Bankruptcy Code, 11 U.S.C. § 101 et seq, which is not dismissed within thirty (30) days, then VMS’s release of SYSX contained in Paragraph 2 of the Settlement shall be null, void, and of no force or effect, and the Parties shall be returned to the position they were in prior to execution of this Agreement, except that VMS may retain any payment made to it by SYSX, crediting same against those sums claimed by VMS.

●	The Settlement includes full and mutual releases and a Stipulation of Dismissal with Prejudice, which is to be held in escrow by VMS’s counsel until all payments constituting full satisfaction of SYSX’s payment obligations under the Settlement are met.

●	The Settlement includes such other terms as are typical of settlement agreements including the relevant release language.

●	On April 7, 2021, NOTICE of Settlement Joint Request to Administratively Close Case During Performance of Settlement Agreement’s Terms was entered into the case docket.

This is a summary only of the terms and conditions of the Settlement Agreement and are qualified in its entirety by reference to the Settlement Agreement attached hereto and incorporated by reference as exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement by and between Sysorex, Inc. and VMS Software, Inc. dated as of April 6, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: April 12, 2021	By:	/s/ Zaman Khan
	Name:	Zaman Khan
	Title:	Chief Executive Officer

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